As filed with the Securities and Exchange Commission on October 24, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	3851	98-0475043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 Columbus Centre

Pelican Drive
Road Town, Tortola
British Virgin Islands
(284) 494-4567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alec Taylor

Chief Executive Officer
FGX International Holdings Limited
500 George Washington Highway
Smithfield, Rhode Island 02917
(401) 231-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Donn A. Beloff, Esq.	Leslie N. Silverman, Esq.
Brian J. Gavsie, Esq. Greenberg Traurig, P.A. 401 E. Las Olas Blvd., Suite 2000	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006
Fort Lauderdale, Florida 33301	(212) 225-2000
(954) 765-0500 Fax: (954) 759-5535	Fax: (212) 225-3999

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-139525

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Proposed Maximum	Aggregate	Amount of
Title of Each Class of	Amount to be	Offering Price	Offering	Registration
Securities To Be Registered	Registered(1)	Per Unit(2)	Price	Fee

Ordinary shares, no par value	2,300,000	$16.00	$36,800,000	$1,130

(1)	Includes shares to be sold upon exercise of the underwriters’ over-allotment option. See “Underwriting.”

(2)	The $36,800,000 proposed maximum aggregate offering price is in addition to the $184,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-139525). A registration fee was previously paid in connection with that Registration Statement.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

      This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-139525) of FGX International Holdings Limited (the “Registrant”), including the exhibits thereto, are incorporated by reference into this registration statement.

      The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on October 25, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours on October 25, 2007.

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PART II

Information not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

      All exhibits filed with or incorporated by reference in Registration Statement 333-139525 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit
Number	Exhibit Description

5.1	Opinion of Ogier
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Amendment No. 4 to the Registration Statement on Form S-1 of FGX International Holdings Ltd. (No. 333-139525) filed on July 27, 2007)

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smithfield, State of Rhode Island, on October 24, 2007.

FGX INTERNATIONAL HOLDINGS LIMITED

By:	/s/ ALEC TAYLOR Name: Alec Taylor Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature		Title	Date

/s/ ALEC TAYLOR Alec Taylor		Chief Executive Officer (Principal Executive Officer), Director and authorized representative in the United States	October 24, 2007

/s/ ANTHONY DI PAOLA Anthony Di Paola		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 24, 2007

* Jared Bluestein		Director	October 24, 2007

* Jennifer D. Stewart		Director	October 24, 2007

*By:	/s/ ALEC TAYLOR Alec Taylor Attorney-in-Fact

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